                                                                EXHIBIT 20


                                   [NEWCOURT LOGO]


                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of August, 1998.



                                     NEW COURT FINANCIAL USA INC., as Servicer


                                     By:  /s/ Brian McLean
                                         --------------------------------
                                     Name:  Brian McLean
                                     Title: Director, Securitizations

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 1

  Beginning of Period:                                         07/01/98
  End of Period:                                               07/31/98
  Payment Date:                                                08/20/98
  Date of Report:                                              08/18/98

WATERFALL DISTRIBUTIONS
                                                            Collections
                                                              Account
-------------------------------------------------------------------------------
Cash Collections                                            23,427,696.88
Interest Earned on Collections Account                          85,538.83
Interest Earned on Reserve Account                              33,385.79
Recoveries on Defaulted Contracts                              690,985.77
Servicer Advances
  (net of collections to reimburse prior Servicer Advances)          0.00
-------------------------------------------------------------------------------
Available Amount                                            24,237,607.27

ALLOCATIONS

  (A)  Unreimbursed Servicer Advances                                0.00

  (B)  Servicing Fee                                           200,994.32

  (C)  A-1 Interest                                                  0.00

  (D)  A-2 Interest                                            428,127.86

  (E)  A-3 Interest                                            544,868.30

  (F)  A-4 Interest                                            862,921.79

  (G)  B Interest                                               98,629.19

  (H)  C Interest                                               58,499.77

  (I)  D Interest                                              123,197.30

  (J)  A-1 Principal Payment Amount                                  0.00

  (K)  A-2 Principal Payment Amount                         21,920,368.74

  (L)  A-3 Principal Payment Amount                                  0.00

  (M)  A-4 Principal Payment Amount                                  0.00

  (N)  B Principal Payment Amount                                    0.00

  (O)  C Principal Payment Amount                                    0.00

  (P)  D Principal Payment Amount                                    0.00

  (Q)  Reserve Fund Deposit                                          0.00

  (R)  Excess to Certificateholders                                  0.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                 Page 2

SERVICING & INTEREST CALCULATIONS

SERVICING FEE DUE

SERVICING FEE DUE                                                  A-4 INTEREST
-----------------                                                  --------------
(a)    ADCB                                   401,988,632.69       (a)    A-4 Rate                                     6.193%
(b)    Servicing Fee Rate                              0.600%      (b)    30                                              30
(c)    30                                                 30       (c)    360                                            360
(d)    360                                               360       (d)    Beginning A-4 Balance               167,205,901.00
(e)    Current Servicing Due                      200,994.32       (e)    Current Interest Due (a*d*b/c)          862,921.79

(f)    Prior Month's Arrearage                          0.00       (f)    Prior Month's Arrearage                       0.00

(g)    Total Servicing Due                        200,994.32       (g)    Total Interest Due                      862,921.79


A-1 INTEREST                                                       B INTEREST
-----------------                                                  --------------
(a)    A-1 Rate                                        5.815%      (a)    B Rate                                       6.320%
(b)    Days in Period                                     31       (b)    30                                              30
(c)    360                                               360       (c)    360                                            360
(d)    Beginning A-1 Balance                            0.00       (d)    Beginning B Balance                  18,727,061.00
(e)    Current Interest Due (a*d*b/c)                   0.00       (e)    Current Interest Due (a*d*b/c)           98,629.19

(f)    Prior Month's Arrearage                          0.00       (f)    Prior Month's Arrearage                       0.00

(g)    Total Interest Due                               0.00       (g)    Total Interest Due                       98,629.19


A-2 INTEREST                                                       C INTEREST
-----------------                                                  --------------
(a)    A-2 Rate                                        6.040%      (a)    C Rate                                       6.560%
(b)    30                                                 30       (b)    30                                              30
(c)    360                                               360       (c)    360                                            360
(d)    Beginning A-2 Balance                   85,058,515.33       (d)    Beginning C Balance                  10,701,178.00
(e)    Current Interest Due (a*d*b/c)             428,127.86       (e)    Current Interest Due (a*d*b/c)           58,499.77

(f)    Prior Month's Arrearage                          0.00       (f)    Prior Month's Arrearage                       0.00

(g)    Total Interest Due                         428,127.86       (g)    Total Interest Due                       58,499.77


A-3 INTEREST                                                       D INTEREST
-----------------                                                  --------------
(a)    A-3 Rate                                        6.110%      (a)    D Rate                                       9.210%
(b)    30                                                 30       (b)    30                                              30
(c)    360                                               360       (c)    360                                            360
(d)    Beginning A-3 Balance                  107,011,777.00       (d)    Beginning D Balance                  16,051,766.00
(e)    Current Interest Due (a*d*b/c)             544,868.30       (e)    Current Interest Due (a*d*b/c)          123,197.30

(f)    Prior Month's Arrearage                          0.00       (f)    Prior Month's Arrearage                       0.00

(g)    Total Interest Due                         544,868.30       (g)    Total Interest Due                      123,197.30


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                              Page 3

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT

 (a) Prior Month's Balance                            0.00
 (b) Amount Due                                       0.00
 (c) Amount Paid                                      0.00

 (d) Current Month's Ending Balance                   0.00


CLASS A-2 PRINCIPAL AMOUNT                                      CLASS B PRINCIPAL AMOUNT

 (a) Prior Month's Balance                   85,058,515.33       (a) Prior Month's Balance                   18,727,061.00

 (b) Beginning Principal All Class A Notes  362,502,394.00       (b) Beginning Principal All Class B Notes   18,727,061.00
 (c) Class A Percentage                           88.85246%      (c) Class B Percentage                            4.59016%
 (d) ADCB                                   380,115,023.33       (d) ADCB                                   380,115,023.33
 (e) Amount Due                              24,760,848.56       (e) Amount Due                               1,279,158.23
 (f) Amount Paid                             21,920,368.74       (f) Amount Paid                                      0.00

 (g) Current Month's Ending Balance          63,138,146.59       (g) Current Month's Ending Balance          18,727,061.00


CLASS A-3 PRINCIPAL AMOUNT                                        CLASS C PRINCIPAL AMOUNT

 (a) Prior Month's Balance                   107,011,777.00      (a) Prior Month's Balance                    10,701,178.00

 (b) Beginning Principal All Class A Notes   362,502,394.00      (b) Beginning Principal All Class C Notes    10,701,178.00
 (c) Class A Percentage                            88.85246%     (c) Class C Percentage                             2.62295%
 (d) ADCB                                    380,115,023.33      (d) ADCB                                    380,115,023.33
 (e) Amount Due                                        0.00      (e) Amount Due                                  730,947.58
 (f) Amount Paid                                       0.00      (f) Amount Paid                                       0.00

 (g) Current Month's Ending Balance          107,011,777.00      (g) Current Month's Ending Balance            10,701,178.00


CLASS A-4 PRINCIPAL AMOUNT                                        CLASS D PRINCIPAL AMOUNT

 (a) Prior Month's Balance                   167,205,901.00      (a) Prior Month's Balance                    16,051,766.00

 (b) Beginning Principal All Class A Notes   362,502,394.00      (b) Beginning Principal All Class D Notes    16,051,766.00
 (c) Class A Percentage                            88.85246%     (c) Class D Percentage                             3.93443%
 (d) ADCB                                    380,115,023.33      (d) ADCB                                    380,115,023.33
 (e) Amount Due                                        0.00      (e) Amount Due                                1,096,421.30
 (f) Amount Paid                                       0.00      (f) Amount Paid                                       0.00

 (g) Current Month's Ending Balance          167,205,901.00      (g) Current Month's Ending Balance           16,051.766.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                  Page 4

RESTRICTING EVENT CALCULATIONS



RESTRICTING EVENTS

a)                              Over 60 Days
                                 Past Due                  ADCB

   Two Months Prior             5,003,716.96          420,608,389.86
   Prior Month                  3,734,912.97          401,988,632.69
   Current Period               4,795,582.48          380,115,023.33

        Total                  13,534,212.41

        Delinquency Ratio                                      1.13%

        Trigger Level                                          3.00%

        RESTRICTING EVENT? (YES/NO)                              NO


b)
                            Defaulted
                            Contracts            Recoveries          ADCB

    Five Months Prior       668,252.00           524,268.86      474,967,822.22
    Four Months Prior     1,545,109.52           142,131.16      454,882,507.08
    Three Months Prior    2,257,035.12           896,498.65      437,226,930.21
    Two Months Prior      1,155,214.64         1,677,419.28      420,608,389.86
    Prior Month           1,115,955.55           549,022.96      401,988,632.69
    Current Period        1,292,610.94           690,985.77      380,115,023.33

              Total       8,034,177.77         4,480,326.68

              2 times Defaults-Recoveries/Average ADCB                     1.66%

              Trigger Level                                                3.00%

              RESTRICTING EVENT? (YES/NO)                                    NO

c) A Notes Outstanding
           (A) Reserve Fund Balance                                8,025,883.00
           (B) Difference between ADCB and Class A Notes          42,759,198.74
           (C) (A + B)                                            50,785,081.74

               Target Subordination                               10,701,177.67

               RESTRICTING EVENT? (YES/NO)                                  NO

   A Notes Retired

           (A) Reserve Fund Balance                                8,025,883.00
           (B) Reserve Fund Amount                                 8,025,883.00

               RESTRICTING EVENTS? (YES/NO)                                  NO

d)          Has a Servicer Default or Event of
            Default occurred and is continuing?                              No

               RESTRICTING EVENT? (YES/NO)                                   NO


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 5

RESERVE FUND CALCULATIONS



Reserve Fund

    Beginning Balance                          8,025,883.00
    Required Balance                           8,025,883.00
    Deposit/(Withdrawal)                               0.00
    Ending Balance                             8,025,883.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 6

BOND PRINCIPAL FACTORS





A-1                            0.0000000%
A-2                           71.5165087%
A-3                          100.0000000%
A-4                          100.0000000%
B                            100.0000000%
C                            100.0000000%
D                            100.0000000%